Exhibit 10.2

AMENDMENT NUMBER 1 TO YAYI INTERNATIONAL INC.
2010 EMPLOYEE STOCK OPTION AND STOCK AWARD PLAN
AWARD AGREEMENT

THIS AMENDMENT NUMBER 1 TO YAYI INTERNATIONAL INC. 2010 EMPLOYEE STOCK OPTION AND STOCK AWARD PLAN AWARD AGREEMENT, dated as of February 10, 2012 (this “Amendment”), is entered into by and between Yayi International Inc., a Delaware company (the “Company”) and Kenneth Lee (the “Optionee”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned them in the Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan Award Agreement, between the Company and the Optionee, dated June 11, 2010 (the “Award Agreement”).

BACKGROUND

The parties to this Amendment entered into the Award Agreement on June 11, 2010, pursuant to which the Company granted a stock option, at an exercise price at $0.98 per share, to the Optionee for the purchase of 707,992 shares of Common Stock of the Company.  The parties hereto wish to reduce the exercise price and amend the Award Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1.   Amendment.  The parties hereto agree that the Award Agreement shall be amended as set forth in this Section 1.1.

The Exercise Price per Share included in the Notice of Grant of the Award Agreement shall be changed to $0.12 and the Total Exercise Price shall be changed to $84,959.04.

SECTION 1.2.   Full Force and Effect.  For the avoidance of doubt, all other provisions of the Award Agreement shall remain in full force and effect.

ARTICLE II

MISCELLANEOUS

SECTION 2.1.   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 2.2.   Entire Agreement. This Amendment along with the Award Agreement and Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan shall contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

SECTION 2.3.   Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

YAYI INTERNATIONAL INC.

By: /s/ Li Liu
Name: Li Liu
Title: CEO

OPTIONEE:

KENNETH LEE

/s/ Kenneth Lee

Signature Page to the Amendment to Award Agreement